Exhibit 21
                                                                      ----------


                           SUBSIDIARIES OF REGISTRANT



                      Name                                       Jurisdiction of
                      ----                                        Organization
                                                                  ------------

  AMREP Corporation (Registrant)                                 Oklahoma
    American Republic Investment Co.                             Delaware
      AMREP Southwest Inc.                                       New Mexico
        Outer Rim Investments, Inc.                              New Mexico
           Two Commerce LLC                                      Florida
        AMREPCO Inc.                                             Colorado
        El Dorado at Santa Fe, Inc.                              New Mexico
      Kable Media Services, Inc.                                 Delaware
        Kable News Company, Inc.                                 Illinois
           Kable Fulfillment Services, Inc.                      Delaware
           Kable Distribution Services of Canada, Ltd.           Ontario, Canada
        Kable Distribution Services, Inc.                        Delaware
           Kable News International, Inc.                        Delaware
        Palm Coast Data Holdco, Inc.                             Delaware
           Palm Coast Data LLC                                   Delaware
        Kable Specialty Packaging Services LLC                   Delaware
        Kable Staffing Resources LLC                             Delaware
    El Dorado Utilities, Inc.                                    New Mexico